Exhibit 10.6

CYTEIR THERAPEUTICS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Cyteir Therapeutics, Inc. (the “Company”) hereby grants the following stock option pursuant to its 2012 Stock Incentive Plan, as amended (the “Plan”). The terms and conditions attached hereto are also a part hereof.

Name of optionee (the “Optionee”):	As Per Carta

Social Security number of Optionee:

Date of this option grant:	As Per Carta

Option Expiration Date:	As Per Carta

Number of shares of the Company’s Common Stock subject to this option (“Shares”):	As Per Carta

Option exercise price per share:	As Per Carta

Number, if any, of Shares that vest immediately on the grant date:	As Per Carta

Shares that are subject to vesting schedule:	As Per Carta

Vesting Start Date:	As Per Carta

Vesting Schedule (all vesting is dependent on the continuation of a Business Relationship with the Company, as provided herein):	As Per Carta

Payment alternatives (specify any or all of Section 8(a)(i) through (iv)):	Section 8(a)(i) through (iii)

This option satisfies in full all commitments that the Company has to the Optionee with respect to the issuance of stock, stock options or other equity securities. By signing below, the Optionee agrees to the terms and conditions set forth in this Agreement and in the Plan.

CYTEIR THERAPEUTICS, INC.

By:
Signature of Optionee	Name of Officer: Markus Renschler
Title: President and CEO
Street Address

City/State/Zip Code

CYTEIR THERAPEUTICS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT —

INCORPORATED TERMS AND CONDITIONS

1. Grant Under Plan. This option is granted pursuant to and is governed by the Company’s 2012 Stock Incentive Plan, as it may be amended from time to time (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2. Grant as Non-Qualified Stock Option. This option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3. Vesting of Option.

(a) Vesting if Business Relationship Continues. The Optionee may exercise this option on or after the date of this option grant for the number of shares of Common Stock, if any, that are then vested in accordance with the vesting schedule set forth on the cover page hereof. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and may be exercised only before the Option Expiration Date set forth above.

(b) Definitions. The following definitions shall apply:

“Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director or consultant.

“Cause” means any of the following: (i) participation in or commission of any act that would constitute a felony or a crime involving fraud, dishonesty, or moral turpitude under the laws of the United States or any state thereof; (ii) violation of any federal or state law or regulation applicable to the Company’s business that could result in material harm to the Company or its operations; (iii) material violation of any agreement between the Optionee and the Company, any Company policy, or any statutory duty owed to the Company or its stockholders; (iv) an act of gross misconduct or of clear and material insubordination; (v) commission or attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (vi) persistent unsatisfactory performance or neglect of job duties; or (vii) any unauthorized act that results in material harm to the Company’s business. If conduct constituting “Cause” under clause (iii) or (vi) above is reasonably susceptible of cure, Cause shall not exist unless the Optionee is first given 30 days’ written notice to cure.

“Private Transaction” means any Acquisition with respect to which less than 75% of the total consideration received or retained by the holders of the then outstanding capital stock of the Company consists of: (i) cash or cash equivalent consideration, (ii) securities which are registered under the Securities Act and/or (iii) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Securities Act.

4. Termination of Business Relationship.

(a) Termination. Except as otherwise provided in Section 5, if the Optionee’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without cause, no further installments of this option shall become exercisable, the portion of the option that is unvested at the time of cessation of such Business Relationship with the Company shall terminate, and this option shall expire (may no longer be exercised) after the passage of three months from the date of termination, but in no event later than the Option Expiration Date. Any determination under this agreement as to the status of a Business Relationship or other matters referred to herein shall be made in good faith by the Board of Directors of the Company (the “Board”).

(b) Employment Status. For purposes hereof, with respect to employees of the Company, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. For purposes hereof, a termination of employment followed by another Business Relationship (for example, post-employment consulting service) shall be deemed a termination of the Business Relationship with all vesting to cease unless the Company enters into a written agreement related to such other Business Relationship prior to the termination of employment of the Optionee under the first Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this agreement. This option shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Optionee continuously remains an employee of the Company or any Subsidiary.

(c) Termination for Cause. If the Business Relationship of the Optionee is terminated for Cause (as defined above), this option may no longer be exercised from and after the Optionee’s receipt of written notice of such termination. In such event, the Repurchase Right described in Section 6 shall also be applicable.

5. Death; Disability.

(a) Death. Upon the death of the Optionee while the Optionee is maintaining a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of the Optionee’s death, by the Optionee’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 11, only at any time within 180 days after the date of death, but not later than the Option Expiration Date.

(b) Disability. If the Optionee ceases to maintain a Business Relationship with the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of the Business Relationship, only at any time within 180 days after such cessation of the Business Relationship, but not later than the Option Expiration Date. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

6. Company’s Right of Repurchase for Shares.

(a) Right of Repurchase. The Company shall have the assignable right (the “Repurchase Right”) to repurchase from the Optionee all, but not less than all, of the Shares purchased from the Company pursuant to this option, upon the occurrence of any of the events specified in Section 6(b) below (each, a “Repurchase Event”). The Repurchase Right may be exercised within 60 days following the date the Company receives actual knowledge of such event (the “Repurchase Period”). The Repurchase Right shall be exercised by the Company by giving the Optionee written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the Optionee an amount (the “Repurchase Price”) equal to (i) in the case of an event specified in Section 6(b)(i) or (ii) below, the fair market value of the Shares and (ii) in the case of an event specified in Section 6(b)(iii) or (iv) below, the lesser of the purchase price or the fair market value of the Shares. Upon timely exercise of the Repurchase Right in the manner provided in this Section 6(a), the Optionee shall deliver to the Company or its assignee the stock certificate or certificates representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

If Shares are not purchased under the Repurchase Right, the Optionee and his or her successor in interest, if any, will hold any such Shares subject to all of the provisions of this Agreement.

(b) Company’s Right to Exercise Repurchase Right. The Company or its assignee shall have the Repurchase Right in the event that any of the following events shall occur:

(i)	The receivership, bankruptcy or other creditor proceeding regarding the Optionee or the taking of any of Optionee’s Shares by legal process, such as a levy of execution;

(ii)

Distribution of Shares held by the Optionee to his or her spouse as such spouse’s joint or community interest pursuant to a decree of dissolution, operation of law, divorce, property settlement agreement or for any other reason, except as may be otherwise permitted by the Company;

(iii)	The termination of the Optionee’s Business Relationship for Cause (as defined in Section 3 hereof); or

(iv)

Within two years of the termination of the Optionee’s Business Relationship with the Company for any reason whatsoever, the engagement by the Optionee, directly or indirectly, alone or with others, in (a) any business activity which is in competition with the Company or (b) the solicitation of, interference with or endeavor to entice away any employee of the Company.

(c) Determination of Fair Market Value. The fair market value of the Shares shall be, for purposes of this Section 6, determined by the Board in its sole discretion as of the date of the Repurchase Event.

(d) Repurchase Procedure. Any repurchase of Shares by the Company shall take place at the principal executive offices of the Company at the time and date set by the Company. Such sale shall be effected by the Optionee’s delivery to the Company of a certificate or certificates evidencing the repurchased Shares, duly endorsed for transfer to the Company, against payment to the Optionee by the Company of the Repurchase Price by check for the repurchased Shares (which check may be delivered by mail) or by cancellation of indebtedness owed to the Company by the Optionee (after giving effect to any tax consequences of such cancellation). Upon the mailing of a check in payment of the Repurchase Price in accordance with the terms hereof or cancellation of indebtedness as aforesaid, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

(e) Expiration of Company’s Repurchase Right. The Repurchase Right shall remain in effect, subject to the limitations set forth in the definition of “Repurchase Period” above, until such time, if ever, as the Common Stock of the Company is readily tradable on an established securities market.

7. Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share. This option shall be exercised by completing and submitting to the Company the Stock Option Exercise Notice attached to this Agreement.

8. Payment of Exercise Price.

(a) Payment Options. The exercise price and any required withholding taxes may be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

(i)	by check payable to the order of the Company;

(ii)

if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding; or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iii)

subject to Section 8(b) below, if the Common Stock is then traded on a national securities exchange or another national trading system, by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the exercise price and any required tax withholding;

(iv)

at the discretion of the Company’s Board of Directors and in compliance with the Sarbanes-Oxley Act of 2002, as amended, by delivery of the Optionee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code; or

(v)	by any combination of the foregoing equal in amount to the Exercise Price.

In the case of (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on another national trading system, if the Common Stock is not then traded on a national securities exchange.

(b) Limitations on Payment by Delivery of Common Stock. If Section 8(a)(iii) is applicable, and if the Optionee delivers Common Stock held by the Optionee (“Old Stock”) to the Company in full or partial payment of the exercise price and required tax withholding and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, a number of Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

9. Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Shares will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely. Unless the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a restrictive legend specified by the Company.

10. Method of Exercising Option. Subject to the terms and conditions of this agreement, this option may be exercised by written notice, in the form of the Stock Option Exercise Notice attached as Annex A, to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

11. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee’s lifetime only the Optionee can exercise this option.

12. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

13. No Obligation to Continue Business Relationship. Neither the Plan, this agreement, nor the grant of this option imposes any obligation on the Company to continue the Optionee in employment or other Business Relationship.

14. Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount under withheld.

15. Restrictions on Transfer; Company’s Right of First Refusal.

(a) Exercise of Right. Shares may not be transferred without the Company’s written consent except by will, by the laws of descent and distribution or in accordance with the further provisions of this Section 15. If the Optionee desires to transfer all or any part of the Shares to any person other than the Company (an “Offeror”), the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the “Offer”) for the purchase thereof from the Offeror; and (ii) give written notice (the “Offer Notice”) to the Company setting forth the Optionee’s desire to transfer such shares, which Offer Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Offer Notice, the Company shall have an assignable option to purchase any or all of such Shares (the “Offered Shares”) specified in the Offer Notice, such option to be exercisable by giving, within 15 days after receipt of the Offer Notice, a written counter-notice to the Optionee. If the Company elects to purchase all of such Offered Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company or its assignee, such Offered Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice. To the extent that the consideration proposed to be paid by the Offeror for the shares consists of property other than cash or a promissory note, the consideration required to be paid by the Company may consist of cash equal to the fair market value of such property, as determined in good faith by the Board.

(b) Sale of Shares to Offeror. The Optionee may, for 60 days after the expiration of the 30-day option period as set forth in Section 15(a), sell to the Offeror, pursuant to the terms of the Offer, all of such Offered Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Optionee shall not sell such Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to the Optionee, within 30 days of its receipt of the Offer Notice, stating that the Optionee shall not sell his or her Shares to such Offeror; and provided, further, that prior to the sale of such Shares to an Offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to all of the restrictions applicable to the Optionee under this Agreement, including without limitation those set forth in Section 6 and this Section 15. If any or all of such Shares are not sold pursuant to an Offer within the time permitted above, the unsold Shares shall remain subject to the terms of this Section 15.

(c) Failure to Deliver Shares. If the Optionee (or his or her legal representative) who has become obligated to sell Shares hereunder shall fail to deliver such shares to the Company in accordance with the terms of this agreement, the Company may, at its option, in addition to all other remedies it may have, mail to the Optionee the purchase price for such shares as is herein specified. Thereupon, the Company: (i) shall cancel on its books the certificate or certificates representing such Shares to be sold; and (ii) shall issue, in lieu thereof, a new certificate or certificates in the name of the Company representing such Shares (or cancel such Shares), and thereupon all of such Optionee’s rights in and to such Shares shall terminate.

(d) Right of First Refusal and Co-Sale Agreement. The Optionee acknowledges that the Company, the Optionee and certain future investors of the Company may become parties to a Right of First Refusal and Co-Sale Agreement (or another agreement with investor rights of first refusal and/or co-sale relating to transfers of shares by the Optionee, the “ROFR Agreement”), which will provide a right of first refusal in favor of investors with respect to the Shares. In the event of a conflict between this Agreement and the ROFR Agreement, if any, the Company and the Optionee acknowledge and agree that the terms of the ROFR Agreement shall control and compliance with the ROFR Agreement shall be deemed compliance with this Section 15 in full.

(e) Expiration of Company’s Right of First Refusal and Transfer Restrictions. The first refusal rights of the Company and the transfer restrictions set forth in this Section 15 shall expire as to Shares on the earlier of: (i) immediately prior to the closing of a public offering of Common Stock by the Company pursuant to an effective registration statement filed under the Securities Act, or (ii) the occurrence of an Acquisition that is not a Private Transaction. In addition, if the Company and the Optionee are parties to an agreement containing first refusal provisions similar to the foregoing, such other agreement shall control and take precedence over this Agreement.

16. Lock-up Agreement. The Optionee agrees that in the event that the Company effects an initial underwritten public offering of Common Stock registered under the Securities Act, the Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.

17. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this agreement or its termination shall be settled by arbitration by a single arbitrator in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

18. Provision of Documentation to Optionee. By signing this agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

19. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Optionee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. Subject to Section 1 above, this agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c) Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

(d) Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Shares, except as otherwise determined by the Board.

(e) Tax Treatment. Although it is the intention of the Company that this option shall qualify as a non-qualified stock option under the Code, the Company cannot guarantee that this will be the case. The Company will have no liability to the Optionee if this option fails to qualify as a non-qualified stock option.

(f) Severability. The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.

(g) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 11 hereof.

(h) Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

ANNEX A

CYTEIR THERAPEUTICS, INC.

Stock Option Exercise Notice

Cyteir Therapeutics, Inc.

128 Spring Street

Lexington, MA 02421

Dear Sir or Madam:

I, ________________ (the “Optionee”), hereby irrevocably exercise the right to purchase1 shares of the Common Stock, $.001 par value per share (the “Shares”), of Cyteir Therapeutics, Inc. (the “Company”) at $__________2 per share pursuant to the Company’s 2012 Stock Incentive Plan, as amended, and a stock option agreement with the Company dated _________________3 (the “Option Agreement”), which is designated with Security No._______4 in Carta (if applicable). Enclosed herewith is a payment of $_____________5 the aggregate purchase price for the Shares. The certificate for the Shares should be registered in my name as it appears below or, if so indicated below, jointly in my name and the name of the person designated below, with right of survivorship.

I acknowledge and agree that the Option Agreement remains in full force and effect and includes a number of restrictions on the Shares, including certain rights of the Company to repurchase Shares under certain circumstances as set forth in Section 6 of the Option Agreement, and on the transfer of the Shares, including, but not limited to, certain rights of first refusal on the transfer of all or any part of the Shares as set forth in Section 15 of the Option Agreement.

Further, I understand that the Shares have not been registered under the Securities Act of 1933, as amended, or any state securities laws. As a result, I understand that I must continue to bear the economic risk of the investment for an indefinite time and that the Shares cannot be sold unless they are subsequently registered or an exemption from registration is available.

Dated: ______________________6

Signature

[1]	Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.
[2]	Enter the option exercise price per share of Common Stock.
[3]	Enter the date of grant.
[4]	Enter Carta Security No. (if applicable).
[5]	Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased).
[6]	Enter date of exercise.

Print Name:

Address:

Name and address of persons in whose name the Shares are to be jointly registered (if applicable):